Exhibit 32

Section 1350 Certifications

The undersigned, Thomas Lam, M.D. and Warren Hosseinion, M.D., being the duly elected and acting Co-Chief Executive Officer, respectively, and Mihir Shah, being the duly elected and acting Chief Financial Officer, of Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), hereby certify that the annual report of the Company on Form 10-K for the year ended December 31, 2017, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	April 2, 2018	By: /s/ Thomas Lam, M.D.
Thomas Lam, M.D.
Co-Chief Executive Officer
(Principal Executive Officer)

By: /s/ Warren Hosseinion, M.D.
Warren Hosseinion, M.D.
Co-Chief Executive Officer
(Principal Executive Officer)

By: /s/ Mihir Shah
Mihir Shah
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to Apollo Medical Holdings, Inc. and will be retained by Apollo Medical Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff on request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.